Exhibit 10.5

CONSENT AND AMENDMENT NO. 16

TO THE U.S. RECEIVABLES LOAN AGREEMENT

This CONSENT AND AMENDMENT NO. 16 TO THE U.S. RECEIVABLES LOAN AGREEMENT, dated as of October 22, 2026 (this “Amendment”), is made among Huntsman Receivables Finance II LLC (the “Company”), a Delaware limited liability company, Vantico Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg) with its registered office at 51, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg (the “Master Servicer”), The Toronto-Dominion Bank (“TD”) in its capacities as Administrative Agent (the “Administrative Agent”), as Collateral Agent (the “Collateral Agent”), the various Lenders and Funding Agents party hereto.

WHEREAS, the Company, the Master Servicer, the Lenders, the Funding Agents, the Administrative Agent and the Collateral Agent are parties to the U.S. Receivables Loan Agreement, dated as of October 16, 2009 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “U.S. Receivables Loan Agreement”) pursuant to which the Company may from time to time request Loans from the Lenders to, among other things, acquire Receivables;

WHEREAS, the Company has informed the Administrative Agent that the Parent Company and Olin Corporation (“Olin”) intend to consummate a merger whereby the Parent Company will be merged with and into Olin with Olin being the surviving entity and being renamed OlinHuntsman Corporation (such proposed merger and the transactions contemplated thereby being referred to as the “Huntsman Olin Merger” and OlinHuntsman Corporation to be referred to as “OlinHuntsman”);

WHEREAS, the consummation of the Huntsman Olin Merger may not be permitted under the terms of the U.S. Receivables Loan Agreement (including with respect to a Change of Control) without consent from Administrative Agent and Collateral Agent (with the consent of the Majority Lenders and Funding Agents);

WHEREAS, the Company has requested that Administrative Agent, Collateral Agent, Funding Agents, and the Lenders party hereto (which constitute Majority Lenders) (i) consent to the Huntsman Olin Merger and the consummation thereof (the actual closing and consummation of the Huntsman Olin Merger being referred to as the “Merger Closing”), notwithstanding anything to the contrary set forth in the U.S. Receivables Loan Agreement (including, without limitation, with respect to a Change of Control, Termination Event or otherwise) or in any other Transaction Document and (ii) amend certain terms to the U.S. Receivables Loan Agreement; and

WHEREAS, Administrative Agent, Collateral Agent, Funding Agents, and the Lenders party hereto (which constitute Majority Lenders) have agreed to such consent and to amend the U.S. Receivables Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Capitalized terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in Schedule 3 to the U.S. Receivables Loan Agreement.

2.

Amendment to the U.S. Receivables Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the U.S. Receivables Loan Agreement and Schedule 3 attached thereto are each hereby amended, as applicable, as follows:

2.1	The below defined terms are each hereby added in alphabetical order in Schedule 3 of the U.S. Receivables Loan Agreement:

“Amendment No. 16” shall mean that certain Consent and Amendment No. 16 to U.S. Receivables Loan Agreement, dated as of October 22, 2026 by and among the Company, Master Servicer, Administrative Agent, Collateral Agent and the various Lenders and Funding Agents party thereto.

“Huntsman Olin Merger” shall have the meaning assigned to such term in Amendment No. 16.

“Merger Closing” shall have the meaning assigned to such term in Amendment No. 16.

“Olin” shall mean Olin Corporation, a Virginia corporation.

“OlinHuntsman” shall have the meaning assigned to such term in Amendment No. 16.

2.2	The below defined terms appearing in Schedule 3 of the U.S. Receivables Loan Agreement are each hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Cash Dominion Trigger Event” shall mean the occurrence of (a) a Termination Event or (b) (i) at any time prior to the Merger Closing, Huntsman International or (ii) at any time on and following the Merger Closing, OlinHuntsman (A) shall be assigned a long term credit rating or long term corporate family rating, as applicable, by any two of S&P, Moody’s or Fitch of “B”, “B2” or “B” or below, respectively, or (B) shall become unrated by any two of three such agencies.

“Change of Control” shall mean:

(a)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (“person” or “group”), other than Mr. Jon M. Huntsman’s or his spouse’s direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) (“Beneficial Owner”), directly or indirectly, of 35% or more of the then outstanding voting capital stock of Parent Company or Huntsman International other than in a transaction having the approval of the Board of the Parent Company; provided that in each case, at least a majority of the members of such approving Board are Continuing Directors of such entity; or

(b)         Continuing Directors cease to constitute at least a majority of the members of the Board of Parent Company or of the Board of Huntsman International (other than, in each case, in connection with the Merger Closing); or

(c)         any Person or group, other than the Huntsman Group, is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the then outstanding voting capital stock of Parent Company or Huntsman International and the long-term corporate credit rating of the Parent Company or Huntsman International, as applicable, has been reduced by any two of S&P, Moody’s or Fitch to “B-”, “B3” or “B-” or below, respectively, as a result thereof; or

(d)         with respect to the Company, the Contributor shall cease to own, directly or indirectly, 100% of the outstanding voting equity interests of the Company; or shall pledge, hypothecate or transfer an interest in such equity interests other than to the Collateral Agent.

“Parent Company” shall mean (i) any time before the Merger Closing, Huntsman Corporation and any successor thereto (by merger or consolidation) and (ii) after the Merger Closing, OlinHuntsman and any successor thereto (by merger or consolidation), for so long as Huntsman Corporation or OlinHuntsman, respectively, or such successor entity (as applicable) owns, directly or indirectly, at least a majority of the voting Capital Stock of Huntsman International.

“Weekly Report Trigger Event” shall mean, as of any date of determination, (i) at any time prior to the Merger Closing, Huntsman International or (ii) at any time on and following the Merger Closing, OlinHuntsman (A) has a long term credit rating or long term corporate family rating, as applicable, from any two of S&P, Moody’s or Fitch of (x) “B+” or lower by S&P, (y) “B1” or lower by Moody’s, or (z) “B+” or lower by Fitch or (B) shall become unrated by all three of such agencies.

2.3	Sections 26.2(g)(i) through (iii) of the U.S. Receivables Loan Agreement are each hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(i)

within (A) before the Merger Closing, one hundred fifty (150) days after the end of each fiscal year of Huntsman International or (B) on and following the Merger Closing, one hundred fifty (150) days after the end of each fiscal year of OlinHuntsman, the balance sheet and related statements of income, equityholders’ equity and cash flows showing the financial condition of Huntsman International or, following the Merger Closing, OlinHuntsman, as of the close of such fiscal year and the results of its operations during such year, all audited by Huntsman International’s or, following the Merger Closing, OlinHuntsman’s Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Huntsman International or, following the Merger Closing, OlinHuntsman, on a consolidated basis, in accordance with GAAP consistently applied;

(ii)

within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Huntsman International, or, following the Merger Closing, OlinHuntsman, Huntsman International’s or, following the Merger Closing, OlinHuntsman’s unaudited balance sheet and related statements of income, equityholders’ equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of Huntsman International or, following the Merger Closing, OlinHuntsman;

(iii)         together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate signed by a Responsible Officer of Huntsman International stating that (x) within the actual knowledge of such Person, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof, and (y) with regard to the financial statements required pursuant to clause (ii) above only, that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of Huntsman International or, following the Merger Closing, OlinHuntsman;

3.

Consent. Each of the Administrative Agent, Collateral Agent, Funding Agents and Majority Lenders party hereto hereby consent to the Huntsman Olin Merger and the Merger Closing, notwithstanding anything to the contrary set forth in the U.S. Receivables Loan Agreement (including, without limitation, with respect to a Change of Control, Termination Event or otherwise) or in any other Transaction Document.

4.	Conditions Precedent to Effective Date. This Amendment shall become effective upon the Administrative Agent or its counsel receiving this Amendment duly executed by each of the parties hereto.

5.	Miscellaneous.

5.1

Each of the parties hereto hereby consents, acknowledges and agrees to the amendments set forth in Section 2 of this Amendment, the consent set forth in Section 3 of this Amendment and the agreements set forth in Section 5 hereof. Huntsman International, LLC, as Servicer Guarantor, hereby expressly affirms its obligations under the Transaction Documents.

5.2

Except as expressly amended by this Amendment, the U.S. Receivables Loan Agreement is ratified and confirmed in all respects and the terms, provisions and conditions thereof are and shall remain in full force and effect. The parties hereto agree that this Amendment shall constitute a Transaction Document.

5.3

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5.4

This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. Delivery (by fax or email) of a facsimile signature on the signature page of this Agreement shall be effective as delivery of an original signature thereof.

5.5	The provisions of Sections 37.1, 37.2, 37.21 and 37.22 of the existing U.S. Receivables Loan Agreement shall apply hereto, mutatis mutandis, as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE II LLC

By:         /s/ Claire Mei
         Name: Claire Mei
         Title: Vice President and Treasurer

VANTICO GROUP S.À R.L.

By:         /s/ Frank Van Opstal
Name: Frank Van Opstal
Title: Manager

By:         /s/ Rui Amado
Name: Rui Amado
Title: Manager

HUNTSMAN INTERNATIONAL LLC

By:         /s/ Claire Mei
         Name: Claire Mei
         Title: Vice President and Treasurer

THE TORONTO-DOMINION BANK,
as Administrative Agent and as Collateral Agent

By:         /s/ Luna K. Mills
Name: Luna K. Mills
Title: Managing Director

THE TORONTO-DOMINION BANK,
as a Funding Agent, as a Committed Lender and as an Issuing Bank

By:         /s/ Luna K. Mills
Name: Luna K. Mills
Title: Managing Director

RELIANT TRUST,
as a Conduit Lender

By: Computershare Trust Company of Canada, in its capacity as trustee of Reliant Trust, by its U.S. Financial Services Agent, The Toronto-Dominion Bank

By:         /s/ Luna K. Mills
         Name: Luna K. Mills
         Title: Managing Director

GTA FUNDING LLC,
as a Conduit Lender

By:         /s/ Kevin J. Corrigan
         Name: Kevin J. Corrigan
         Title: Vice President

MUFG BANK, LTD.,
as Funding Agent and as a Committed Lender

By:         /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

GOTHAM FUNDING CORPORATION,
as a Conduit Lender

By:         /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender

By:         /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President